Exhibit 10.1

                        QUEST GROUP INTERNATIONAL, INC.,
                              a Nevada corporation

                               4% PROMISSORY NOTE

                                                                    $100,000 USD

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE STATE SECURITIES LAWS. THIS PROMISSORY NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

         1. Promise to Pay. Quest Group International, Inc., a Nevada corporation ("Corporation"), for value received, hereby promises to pay to Dassity, Inc., a Utah corporation ("Holder"), the principal sum of One Hundred Thousand Dollars ($100,000), with interest at the rate of four percent (4%) per annum until this Note has been paid in full.

         2. Payments. All principal and interest outstanding shall be due and payable by the Corporation to the Holder on demand, which demand for payment may be made by Holder at any time after the twelve month anniversary date of this Note. The Corporation may, from time to time, in the Corporation's discretion, make one or more periodic payments to the Holder. Such payments shall be credited to the Corporation's account on the date that such payment is physically received by the Holder. Such payments shall be applied first to the interest outstanding, and then to the principal outstanding. Payments shall be made in lawful money of the United States of America to Holder at the address provided to the Corporation by the Holder, as appears on this instrument below or at such other addresses as sent by Holder to the Corporation.

         3. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights as a shareholder in the Corporation.

         4. Notices. Any notices required or permitted hereunder shall be in writing and shall be given by personal delivery; by deposit in the United States mail, certified mail, return receipt requested, postage prepaid; or by established express delivery service, freight prepaid. Notices shall be delivered, addressed, or transmitted to the Corporation and to Holder at the following addresses, which may be changed by a notice given to the other party in accordance with this Section. The date notice is deemed to have been given, received and become effective shall be the date on which the notice is delivered, if notice is given by personal delivery, two (2) days following the date of deposit in the mail, if the notice is sent through the United States mail, or the date of actual receipt, if the notice is sent by express delivery service.

                  The Corporation's address is:

                  Quest Group International, Inc.
                  Attn. President
                  967 W Center
                  Orem, Utah 84057
                  Telephone: (801) 765-1301
                  Fax: (801) 765-1301

                  The Holder's address, and the address from which information respecting this security interest may be requested, is:

                  Dassity, Inc.
                  1065 West 1150 South
                  Provo, Utah  84663
                  Telephone: (801) 489-7262
                  Fax: (801) 489-7422

         5. Miscellaneous.

         5.1 The headings of this Note are for purposes of reference only and shall not limit or define the meaning of any provision of this Note.

         5.2 If suit or action is instituted in connection with any controversy arising out of this Note, or in the enforcement of any rights hereunder, the prevailing party shall be entitled to recover in addition to costs such sums as the court may adjudge as reasonable attorney's fees, including attorney's fees incurred in any appeal.

         5.3 This Note shall be governed by the laws of the State of Utah. Any legal action to enforce or obtain an interpretation of this Note may be filed in the Fourth Judicial District Court of Utah County, the Third Judicial District Court of Salt Lake County or the Federal Courts in the State of Utah, and the parties consent to the exercise of personal over them by said courts.

         5.4 In computing any period of time pursuant to this Note, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

         5.5 Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

         5.6 The parties hereto, including the Corporation and all endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided herein, and assent to extensions of time of payment, or forbearance or other indulgence, without notice.

         IN WITNESS WHEREOF, this Note is executed by Quest Group International, Inc., to be effective as of the 6th day of April, 2005.


                                              QUEST GROUP INTERNATIONAL, INC.,
                                              a Nevada corporation


                                              By /s/ Craig Davis
                                                 -------------------------------
                                                 Craig Davis, President

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